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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):                  March 3, 2008

                                Retail Pro, Inc.
   __________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
   __________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

         0-23049                                          33-0896617
_____________________________                  ________________________________
(Commission File Number)                       (IRS Employer Identification No.)


3252 Holiday Court, Ste. 226, La Jolla, California                92037
____________________________________________________________________________
(Address of Principal Executive Offices)                       (Zip Code)

                                 (858) 550-3355
   __________________________________________________________________________
              (Registrant's telephone number, including area code)

                              Island Pacific, Inc.
   ___________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On March 3, 2008, effective February 29, 2008, Retail Pro, Inc. (the "Company") entered into a Securities Purchase Agreement with Valens Offshore SPV II, Corp. c/o Laurus Master Fund, Ltd. ("Laurus") for the sale of: (a) a Secured Term Note (the "Note") in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000); and (b) a warrant to acquire an aggregate of 15,000,000 shares of the Company's common stock for One Cent ($0.01) per share (the "Warrants"). The Company will use the proceeds for working capital and other purposes.

         The Note is due on February 29, 2009 and bears interest at the "prime rate" plus 2%, provided that in no event shall the Contract Rate (as defined in the Note) be less than 9.5%. The Company may prepay the Note at any time, in whole or in part, without penalty or premium. The Note provides for mandatory prepayment upon the Company's receipt of payment(s) pursuant to that certain Vendor Loan Agreement dated as of December 21, 2007 by and among the Company, 3Q Holdings Limited, Island Pacific (UK) Limited and Applied Retail Solutions, Inc. (the "Purchasers") which, among other things, sets forth the certain agreements relating to the Company's financing of $3,000,000 of the purchase price for assets of the Company sold to the Purchasers as previously reported in the Current Report on Form 8-K filed on December 28, 2007.

         The Warrants are immediately exercisable and have ten (10) year terms. The exercise price of the Warrants adjusts proportionately in the event of any stock split, combination, dividend or reclassification. The Note and the Warrants were issued without registration pursuant to the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

         The Company's obligations under the Note are secured by a continuing security interest in all of the Company's assets in favor of Laurus. The Company's obligations are also guaranteed by its subsidiaries. Laurus' security interest is governed by the Master Security Agreement and Stock Pledge Agreement that the Company executed in connection with the sale of the Note and the Warrants.

         In connection with the sale of the Note and the Warrants, the Company entered into an Omnibus Amendment and Waiver with Laurus pursuant to which: (a) the principal balance of the Amended and Restated Secured Convertible Term Note issued to Laurus on July 12, 2004 (the "July 2004 Note") was increased to an aggregate outstanding principal amount of $2,066,866.48; (b) the "fixed conversion price" under the July 2004 Note was reset to $0.08 per share for the first $688,955 converted thereunder, and $2.00 thereafter; (c) the principal balance of the Secured Term Convertible Note issued to Laurus on June 15, 2005 (the "June 2005 Note") was increased to an aggregate outstanding principal amount of $3,200,000; and (d) the "fixed conversion price" under the June 2005 Note was reset to $0.08 per share for the first $1,066,666 converted thereunder, and $2.00 thereafter.

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ITEM 2.03         CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
                  UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.


ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibit No.       Description
         -----------       -----------

         10.1              Securities Purchase Agreement
         10.2              Secured Term Note
         10.3              Common Stock Purchase Warrant
         10.4 Omnibus Amendment and Waiver between the Company and Laurus Master Fund, Ltd. dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              Retail Pro, Inc.

Date:   March 7, 2008                    By: /s/ Barry Schechter
                                             -----------------------------------
                                              Name:  Barry Schechter
                                              Title: Chief Executive Officer